As filed with the Securities and Exchange Commission on January 2, 2024

Registration Nos. 333-174887 – 174887-01

Registration Nos. 333-197227 – 197227-01

Registration No. 333-206626

Registration No. 333-214896

Registration Nos. 333-220288 – 220288-01

Registration Nos. 333-237458 – 237458-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 12 to

Form S-1 Registration Statement 333-174887 – 174887-01

Post-Effective Amendment No. 6 to

Form S-1 Registration Statement 333-197227 – 197227-01

Post-Effective Amendment No. 4 to

Form S-1 Registration Statement 333-206626

Post-Effective Amendment No. 3 to

Form S-1 Registration Statement 333-214896

Post-Effective Amendment No. 4 to

Form S-1 Registration Statement 333-220288 – 220288-01

Post-Effective Amendment No. 2 to

Form S-1 Registration Statement 333-237458 – 237458-01

FORM S-1

Registration Statement

Under

The Securities Act of 1933

GWG Holdings, Inc.
GWG Life, LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	6282	26-2222607 20-4356955
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 N. St. Paul Street, Suite 2650

Dallas, Texas 75201

(612) 746-1944

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elizabeth Freeman

Trustee

GWG Wind Down Trust

PO Box 61209, 700 Smith Street

Houston, Texas 77208-1209
(713) 654-5150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John R. Ablan

Mayer Brown LLP

71 S. Wacker Drive

Chicago, IL 60606

(312) 782-0600

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to these registration statements.

If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements filed by GWG Holdings, Inc., a Delaware corporation (the “Registrant”) and GWG Life. LLC, a Delaware limited liability company (the “Co-Registrant” and, together, the “Registrants”) on Form S-1 (collectively, the “Registration Statements”):

●	Registration Statement on Form S-1 (Nos. 333-174887 and 333-174887-01), which was filed with the SEC on June 14, 2011 and amended on July 26, 2011, August 23, 2011, September 20, 2011, October 5, 2011, October 20, 2011, October 27, 2011, November 1, 2011, November 28, 2011, December 15, 2011, December 29, 2011, January 12, 2012, January 20, 2012, April 30, 2012, May 9, 2012, May 14, 2012, August 21, 2012, November 1, 2012, February 6, 2013, April 4, 2013, May 15, 2013, November 22, 2013, March 24, 2014, April 15, 2014 and September 29, 2014;

●	Registration Statement on Form S-1 (Nos. 333-197227 and 333-197227-01), which was filed with the SEC on July 3, 2014 and amended on August 29, 2014, October 8, 2014, October 30, 2014, November 4, 2014, December 19, 2014, January 7, 2015, January 20, 2015, March 13, 2015, May 15, 2015, March 24, 2016 and April 8, 2016;

●	Registration Statement on Form S-1 (No. 333-206626), which was filed with the SEC on August 27, 2015 and amended on October 23, 2015, November 25, 2015, March 24, 2016 and April 8, 2016;

●	Registration Statement on Form S-1 (No. 333-214896), which was filed with the SEC on December 2, 2016 and amended on January 17, 2017 and February 7, 2017;

●	Registration Statement on Form S-1 (Nos. 333-220288 and 220288-01), which was filed with the SEC on August 31, 2017 and amended on October 10, 2017, November 28, 2017 and November 30, 2017; and

●	Registration Statement on Form S-1 (Nos. 333-237458 and 237458-01), which was filed with the SEC on March 30, 2020 and amended on May 15, 2020.

On April 20, 2023, the Registrant and certain of its subsidiaries including the Co-Registrant (collectively, the “Debtors”) filed a voluntary petition for reorganization under chapter 11 of title 11 of the U.S. Bankruptcy Code (the “Code”) in the Bankruptcy Court for the Southern District of Texas (the “Court”). On June 20, 2023, the Court entered a confirmation order (Dkt. No. 1952) under the Code, confirming the Debtors’ Further Modified Second Amended Joint Chapter 11 Plan, Submitted by the Debtors, the Bondholder Committee, and L Bond Management, LLC as Co-Proponents (Dkt. No. 1678) (the “Plan”). On August 1, 2023, the Plan became effective (the “Effective Date”). On the Effective Date, pursuant to the Plan, the Registrant and the Co-Registrant were dissolved, all securities of the Registrant and the Co-Registrant were cancelled, and substantially all assets of the Registrant were transferred to liquidating trusts in accordance with the Plan.

In connection with the Effective Date, the Registrants have terminated all offerings of the Registrants’ securities pursuant to their existing registration statements, including the Registration Statements. In accordance with the undertakings made by the Registrants in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities which remain unsold at the termination of the offerings, the Registrants hereby remove from registration all such securities of the Registrants registered but unsold under the Registration Statements, if any, as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the above-referenced Registration Statements and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Houston, State of Texas, Country of United States, on this 2nd day of January, 2024.

GWG HOLDINGS, INC. GWG LIFE, LLC

By:	/s/ Elizabeth C. Freeman
	Name:	Elizabeth C. Freeman
	Title:	Authorized Signatory
(pursuant to Rule 478 under the Securities Act)

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